Exhibit 99.1

FERRELLGAS PARTNERS REPORTS STRONG FIRST QUARTER;

REAFFIRMS FISCAL 2015 EARNINGS GUIDANCE

OVERLAND PARK, KAN., December 10, 2014 (GLOBENEWSWIRE) – Ferrellgas Partners, L.P. (NYSE:FGP) today reported results for fiscal 2015’s first quarter ended October 31, 2014.

Gross profit grew 8% to a record $154.7 million on improved retail propane margins and contributions from recently acquired midstream operations.  Adjusted EBITDA climbed nearly 30% to $34.4 million reflecting the aforementioned gross profit contributions.  These results produced trailing 12-month distributable cash flow coverage to equity investors of 1.18x, providing the partnership $30 million of excess cash flow to fund organic and acquired growth.

President and Chief Executive Officer Steve Wambold commented, “Fiscal 2015 is off to an excellent start with operations delivering first-quarter results in line with our expectations.  November, the start of our second quarter, also looks to be in line with our expectations as seasonably cold temperatures boosted the demand for propane consumption.  We remain comfortable with our previous guidance of Adjusted EBITDA in the range of $300 million to $320 million for fiscal 2015.”

The partnership previously reported record Adjusted EBITDA for fiscal 2014 of $288.1 million.  For the trailing 12 months ended October 31, the partnership produced Adjusted EBITDA of $296.1 million.

Propane sales for the quarter were 186.1 million gallons compared to 191.0 million gallons sold in the year-earlier quarter.  Retail sales volumes nearly matched prior-year levels despite nationwide temperatures that were 20% warmer than normal.

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“During the first quarter, we remained focused on operational efficiency and were very pleased with the results,” Wambold pointed out.  “Both operating expense and general and administrative expense were practically unchanged at $102.9 million and $10.8 million, respectively, despite acquired midstream and retail propane operations in 2014.”

Interest expense increased to $23.9 million from $22.1 million primarily reflecting debt attributable to merger and acquisition activity.

“Our focus remains on the profitable growth of the partnership, both through acquisition and organic means,” Wambold explained.  “We have identified a range of possibilities that would further our diversification initiative and we continue to selectively expand our propane footprint.  Further, Blue Rhino’s sales volumes continue to grow through same-store sales and increased selling locations that now exceed 46,500 nationwide.”

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia and Puerto Rico, and provides midstream services to major energy companies in the United States.  Ferrellgas employees indirectly own more than 22 million common units of the partnership through an employee stock ownership plan.  More information about the partnership can be found online at www.ferrellgas.com.

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Statements in this release concerning expectations for the future are forward-looking statements.  A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations.  These risks, uncertainties and other factors are discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2014 and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

Contacts:

Alan Heitmann, Investor Relations

alheitmann@ferrellgas.com or (816) 792-6879

Scott Brockelmeyer, Media Relations

scottbrockelmeyer@ferrelllgas.com or (913) 661-1830

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FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE AND TWELVE MONTHS ENDED OCTOBER 31, 2014 AND 2013

(in thousands, except per unit data)

(unaudited)

	Three months ended		Twelve months ended
	October 31		October 31
	2014	2013	2014	2013
Revenues:
Propane and other gas liquids sales	$394,361	$382,223	$2,159,481	$1,786,209
Other	48,994	32,807	274,704	241,379
Total revenues	443,355	415,030	2,434,185	2,027,588

Cost of product sold:
Propane and other gas liquids sales	264,814	258,754	1,462,448	1,137,358
Other	23,860	13,346	168,666	148,605

Gross profit	154,681	142,930	803,071	741,625

Operating expense (including $(1,800) and $3,300 of change in fair value of contingent consideration for the three and twelve month periods ended October 31, 2014)	102,883	102,966	446,110	416,591
Depreciation and amortization expense	23,309	20,215	87,296	82,684
General and administrative expense	10,828	10,781	46,030	44,034
Equipment lease expense	5,532	4,066	19,211	16,126
Non-cash employee stock ownership plan compensation charge	4,374	3,043	23,120	16,410
Non-cash stock-based compensation charge (a)	16,112	4,431	36,189	14,884
Loss on disposal of assets	961	357	7,090	10,507

Operating income (loss)	(9,318)	(2,929)	138,025	140,389

Interest expense	(23,912)	(22,093)	(88,321)	(88,803)
Loss on extinguishment of debt	—	(301)	(20,901)	(301)
Other income (expense), net	(449)	216	(1,144)	690

Earnings (loss) before income taxes	(33,679)	(25,107)	27,659	51,975

Income tax expense (benefit)	(510)	(50)	2,056	2,069

Net earnings (loss)	(33,169)	(25,057)	25,603	49,906

Net earnings (loss) attributable to noncontrolling interest (b)	(294)	(214)	424	665

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	(32,875)	(24,843)	25,179	49,241

Less: General partner’s interest in net earnings (loss)	(329)	(248)	252	492

Common unitholders’ interest in net earnings (loss)	$(32,546)	$(24,595)	$24,927	$48,749

Earnings (loss) Per Unit
Basic and diluted net earnings (loss) per common unitholders’ interest	$(0.40)	$(0.31)	$0.31	$0.62

Weighted average common units outstanding	82,179.7	79,075.8	80,433.5	78,338.3

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Twelve months ended
	October 31		October 31
	2014	2013	2014	2013

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	$(32,875)	$(24,843)	$25,179	$49,241
Income tax expense (benefit)	(510)	(50)	2,056	2,069
Interest expense	23,912	22,093	88,321	88,803
Depreciation and amortization expense	23,309	20,215	87,296	82,684
EBITDA	13,836	17,415	202,852	222,797
Loss on extinguishment of debt	—	301	20,901	301
Non-cash employee stock ownership plan compensation charge	4,374	3,043	23,120	16,410
Non-cash stock based compensation charge (a)	16,112	4,431	36,189	14,884
Loss on disposal of assets	961	357	7,090	10,507
Other income (expense), net	449	(216)	1,144	(690)
Change in fair value of contingent consideration	(1,800)	—	3,200	—
Litigation accrual and related legal fees associated with a class action lawsuit	723	1,325	1,147	2,205
Net earnings (loss) attributable to noncontrolling interest (b)	(294)	(214)	424	665
Adjusted EBITDA (c)	34,361	26,442	296,067	267,079
Net cash interest expense (d)	(22,890)	(20,586)	(85,990)	(83,006)
Maintenance capital expenditures (e)	(5,088)	(4,137)	(18,624)	(14,932)
Cash paid for taxes	(260)	—	(1,076)	(532)
Proceeds from asset sales	1,417	1,317	4,624	6,526
Distributable cash flow to equity investors (f)	7,540	3,036	195,001	175,135
Distributable cash flow attributable to general partner and non-controlling interest	151	61	3,900	3,503
Distributable cash flow attributable to common unitholders	7,389	2,975	191,101	171,632
Less: Distributions paid to common unitholders	41,356	39,536	161,136	158,115
Distributable cash flow excess/(shortage)	$(33,967)	$(36,561)	$29,965	$13,517

Propane gallons sales
Retail - Sales to End Users	124,147	125,252	650,253	638,292
Wholesale - Sales to Resellers	61,935	65,779	291,368	274,671
Total propane gallons sales	186,082	191,031	941,621	912,963

Midstream operations (barrels processed)	3,997	—	6,497	—

(a)         Non-cash stock-based compensation charges consist of the following:

	Three months ended		Twelve months ended
	October 31		October 31
	2014	2013	2014	2013
Operating expense	$3,545	$798	$8,082	$2,478
General and administrative expense	12,567	3,633	28,107	12,406
Total	$16,112	$4,431	$36,189	$14,884

(b)         Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.

(c)          Adjusted EBITDA is calculated as net earnings (loss) attributable to Ferrellgas Partners, L.P., income tax expense (benefit), interest expense, depreciation and amortization expense, loss on extinguishment of debt, non-cash employee stock ownership plan compensation charge, non-cash stock-based compensation charge, loss on disposal of assets, other income (expense), net, change in fair value of contingent consideration, litigation accrual and related legal fees associated with a class action lawsuit and net earnings (loss) attributable to noncontrolling interest.  Management believes the presentation of this measure is relevant and useful, because it allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that have different financing and capital structures. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(d)         Net cash interest expense is the sum of interest expense less non-cash interest expense and other income (expense), net. This amount includes interest expense related to the accounts receivable securitization facility.

(e)          Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.

(f)           Management considers distributable cash flow to equity investors a meaningful non-GAAP measure of the partnership’s ability to declare and pay quarterly distributions to equity investors. Distributable cash flow to equity investors, as management defines it, may not be comparable to distributable cash flow to equity investors or similarly titled measurements used by other corporations and partnerships. Items added into our calculation of distributable cash flow to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow to equity investors may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

FERRELLGAS PARTNERS, L.P.  AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

ASSETS	October 31, 2014	July 31, 2014

Current Assets:
Cash and cash equivalents	$9,869	$8,289
Accounts and notes receivable, net (including $161,715 and $159,003 of accounts receivable pledged as collateral at October 31, 2014 and July 31, 2014, respectively)	180,556	178,602
Inventories	177,558	145,969
Prepaid expenses and other current assets	44,602	32,071
Total Current Assets	412,585	364,931

Property, plant and equipment, net	618,302	611,787
Goodwill	285,658	273,210
Intangible assets, net	316,634	276,171
Other assets, net	47,256	46,171
Total Assets	$1,680,435	$1,572,270

LIABILITIES AND PARTNERS’ DEFICIT

Current Liabilities:
Accounts payable	$74,847	$69,360
Short-term borrowings	122,230	69,519
Collateralized note payable	105,000	91,000
Other current liabilities	147,649	125,161
Total Current Liabilities	449,726	355,040

Long-term debt (a)	1,332,089	1,292,214
Other liabilities	37,373	36,662
Contingencies and commitments

Partners’ Deficit:
Common unitholders (82,711,820 and 81,228,237 units outstanding at October 31, 2014 and July 31, 2014, respectively)	(69,770)	(57,893)
General partner unitholder (835,473 and 820,487 units outstanding at October 31, 2014 and July 31, 2014, respectively)	(60,775)	(60,654)
Accumulated other comprehensive income (loss)	(8,692)	6,181
Total Ferrellgas Partners, L.P. Partners’ Deficit	(139,237)	(112,366)
Noncontrolling Interest	484	720
Total Partners’ Deficit	(138,753)	(111,646)
Total Liabilities and Partners’ Deficit	$1,680,435	$1,572,270

(a)         The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $182 million of 8.625% notes which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.